SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. __)

Filed by the Registrant |X|

Filed by the Party other than the Registrant |_|

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|X|	Definitive Proxy Statement

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|X|	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

IBERIABANK CORPORATION (Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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|X|	No fee required.

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|_|	Fee paid previously with preliminary materials:

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[ IBERIABANK CORPORATION Letterhead ]

April 2, 2003

To Our Shareholders:

        You are cordially invited to attend the Annual Meeting of Shareholders of IBERIABANK Corporation to be held in the Cabildo Room at the Hotel Inter-Continental, 444 St. Charles Avenue, New Orleans, Louisiana, on Wednesday, May 7, 2003 at 10:00 a.m., Central Time.

        The matters to be considered by shareholders at the Meeting are described in the accompanying materials. Also enclosed is an Annual Report to Shareholders for 2002. Directors and officers of the Company, as well as representatives of the Company’s independent auditors, will be present to respond to any questions shareholders may have.

        It is very important that you be represented at the Meeting regardless of the number of shares you own or whether you are able to attend the Meeting in person. We urge you to sign and return the enclosed proxy in the envelope provided, even if you plan to attend the Meeting. This will not prevent you from voting in person, but will ensure that your vote is counted if you are unable to attend.

        We appreciate your continued support of, and interest in, IBERIABANK Corporation.

Sincerely, Daryl G. Byrd President and Chief Executive Officer

2

IBERIABANK CORPORATION
200 West Congress Street
Lafayette, Louisiana 70501

_________________

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 7, 2003

_________________

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of IBERIABANK Corporation will be held in the Cabildo Room at the Hotel Inter-Continental, 444 St. Charles Avenue, New Orleans, Louisiana, on Wednesday, May 7, 2003 at 10:00 a.m., Central Time (the “Meeting”), for the purpose of considering and acting on the following:

(1)	election of three directors for three-year terms expiring in 2006;

(2)	proposed amendments to the 2001 Incentive Compensation Plan;

(3)	ratification of the appointment of Castaing, Hussey & Lolan, LLC as the Company’s independent auditors for the fiscal year ending December 31, 2003; and

(4)	such other business as may properly come before the Meeting or any adjournment thereof.

Only shareholders of record at the close of business on March 18, 2003 are entitled to notice of and to vote at the Meeting.

By Order of the Board of Directors George J. Becker III Secretary

Lafayette, Louisiana
April 2, 2003

Whether or not you expect to attend the Meeting, please complete, sign, date and return the enclosed proxy promptly in the envelope provided. If you attend the Meeting, you may vote either in person or by proxy. Any proxy previously executed may be revoked by you in writing or in person at any time prior to its exercise.

IBERIABANK CORPORATION

_________________

PROXY STATEMENT

_________________

ANNUAL MEETING OF SHAREHOLDERS

MAY 7, 2003

        IBERIABANK Corporation (the “Company”) is furnishing this proxy statement to its shareholders in connection with the solicitation of proxies on behalf of its Board of Directors for use at the 2003 Annual Meeting of Shareholders to be held on May 7, 2003 and at any adjournments or postponements thereof (the “Meeting”).

        Your proxy will be voted in the manner you specify if you properly and timely complete and return the enclosed proxy card. If you return the proxy card but do not specify a manner of voting, the proxy will be voted FOR election of the nominees for directors hereinafter named, FOR the proposed amendments to the 2001 Compensation described herein, and FOR the ratification of the appointment of Castaing, Hussey & Lolan as independent auditors of the Company for the fiscal year 2003. You may revoke your proxy by notifying the Company’s Secretary in writing or by filing a properly executed proxy of later date with the Secretary at or before the Meeting.

        This proxy statement was mailed to each shareholder of record at March 18, 2003, on or about April 2, 2003. The cost of preparing and mailing the proxy materials as well as soliciting proxies in the enclosed form will be borne by the Company. In addition to the use of the mails, proxies may be solicited by personal interview, telephone, fax, e-mail and telex. Banks, brokerage houses and other nominees or fiduciaries will be requested to forward the soliciting material to their principals and to obtain authorization for the execution of proxies, and the Company will, upon request, reimburse them for their expenses in so acting.

VOTING

        Only shareholders of record at the close of business on March 18, 2003 are entitled to notice of and to vote at the Meeting. On that date, 6,689,762 shares of common stock were outstanding, each of which is entitled to one vote. Directors are elected by a plurality of the votes cast with a quorum present. The affirmative vote of a majority of the shares present in person and by proxy at the Meeting is required to approve the proposed amendments to the 2001 Incentive Compensation Plan and to ratify the appointment of the independent auditors. Shares registered in the name of brokers and similar persons who hold the shares for customers and clients and who do not receive instructions from them are generally not voted other than on the election of directors and other routine matters (“broker non-votes”). In the election of directors and ratification of the appointment of the Company’s auditors, broker non-votes will have no effect.

ELECTION OF DIRECTORS

Directors and Nominees

        The Articles of Incorporation of the Company provide that the Board of Directors shall be divided into three classes as nearly equal in number as possible, with each class elected by the shareholders for staggered three-year terms. The Bylaws of the Company currently provide for a Board of nine persons. At the Meeting, shareholders will be asked to elect one class of directors, consisting of three directors, for three-year terms expiring in 2006.

        Unless otherwise directed, each proxy executed and returned by a shareholder will be voted for the election of the three nominees listed below. In the unanticipated event that any nominee is unable or unwilling to stand for election at the time of the Meeting, the Bylaws provide that the number of authorized directors will be automatically reduced by the number of such nominees unless the Board determines otherwise, in which case proxies will be voted for any replacement nominee or nominees recommended by the Board of Directors.

        The following table presents information as of the record date concerning the nominees and other directors of the Company.

Name	Age	Principal Occupation During the Past Five Years	Director Since(1)

Nominees For Terms To Expire In 2006:

Ernest P. Breaux, Jr	58	Regional Operating Officer-Region 1,	1999
		Integrated Electrical Services; Chairman,
		Ernest P. Breaux Electrical, Inc.; President,
		Wright Electrical, Inc. (electrical
		engineering)

John N. Casbon	54	Executive Vice President, First American	2001
		Title Insurance Company; Chief Executive
		Officer and President, First American
		Transportation Title Insurance Company

Jefferson G. Parker	50	Senior Vice President, Institutional	2001
		Equities, Howard Weil, a division of Legg
		Mason Wood Walker, Inc.

(1) Includes service as a director of IBERIABANK (“the Bank”), a wholly owned subsidiary of the Company 5

Name	Age	Principal Occupation During the Past Five Years	Director Since(1)

Directors Whose Terms Expire In 2004:

Elaine D. Abell	60	Attorney in private practice	1993

William H. Fenstermaker	54	Chairman of the Board of the Company;	1990
		President and Chief Executive Officer of
		C.H. Fenstermaker and Associates, Inc.
		(oil and gas surveying, mapping,
		municipal engineering, environmental
		consulting and computer information
		system services)

Larrey G. Mouton	61	Owner and Manager of Mouton Financial	1985
		Services, LLC (investment counseling,
		tax services and insurance) since July
		2002; Community Relations Officer of the
		Company from July 2000 to June 2002;
		Chief Executive Officer of the Company
		from February, 1995 to July 2000;
		President of the Company and President
		and Chief Executive Officer of the Bank,
		from February 1995 to July 1999

Directors Whose Terms Expire In 2005:

Harry V. Barton, Jr	48	Certified Public Accountant in private	1993
		practice

Daryl G. Byrd	48	Chief Executive Officer of the Company	1999
		since July 2000; President of the Company
		and President and Chief Executive Officer
		of the Bank since July 1999; President
		and Chief Executive Officer of Bank One
		New Orleans Region (1998-1999); Executive Vice President of First
		Commerce Corporation (1992-1998)

E. Stewart Shea III	51	Vice Chairman of the Board of the	1990
		Company; Managing Partner of The Bayou
		Companies, LLC; Managing Partner of Bayou Coating, LLC (oil and gas
		industry service companies)

(1)	Includes service as a director of the Bank

6

Shareholder Nominations

        Article 6F of the Company’s Articles of Incorporation governs nominations of candidates for election as director at any annual meeting of shareholders and provides that such nominations, other than those made by the Board, may be made by any shareholder entitled to vote at such meeting if the nomination is made in accordance with the procedures set forth in Article 6F, which is summarized below.

        A shareholder’s notice of nomination must be delivered to, or mailed and received at, the Company’s principal executive offices not later than 60 days before the anniversary date of the immediately preceding annual meeting of shareholders and must set forth (a) as to each person who the shareholder proposes to nominate for election as a director and as to the shareholder giving the notice (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of Company stock which are Beneficially Owned (as defined in Article 9A(e) of the Articles of Incorporation) by such person on the date of such shareholder notice, and (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies with respect to nominees for election as directors pursuant to Regulation 14A under the Securities Exchange Act of 1934 (“1934 Act”) and (b) as to the shareholder giving the notice (i) the name and address, as they appear on the Company’s books, of such shareholder and any other shareholders known by such shareholder to be supporting such nominees and (ii) the class and number of shares of Company stock which are Beneficially Owned by such shareholder on the date of such shareholder notice and, to the extent known, by any other shareholders known by such shareholder to be supporting such nominees on the date of such shareholder notice.

        The Board of Directors or a designated committee thereof may reject any nomination by a shareholder not made in accordance with the requirements of Article 6F. Notwithstanding the foregoing procedures, if neither the Board of Directors nor such committee makes a determination as to the validity of any nominations by a shareholder, the presiding officer of the annual meeting shall determine and declare at the annual meeting whether the nomination was made in accordance with the terms of Article 6F.

Board and Committee Meetings

        The Board of Directors of the Company meets on a monthly basis and may have additional special meetings. During 2002, the Board of Directors met thirteen times. No director attended fewer than 75% of the total number of Board meetings or committee meetings on which he served that were held during 2002.

        The Board of Directors of the Company serves as the Nominating Committee for selecting the management nominees for election as directors. While the Board of Directors will consider shareholder nominations in accordance with the procedures set forth above, it has not actively solicited recommendations from shareholders for nominees, nor has it established any procedures for this purpose. The Board of Directors held one meeting in its capacity as a Nominating Committee.

        The Board of Directors has established an Audit Committee and a Compensation Committee. The Audit Committee consists of Ms. Abel, Chairman, and Messrs. Barton, Casbon and Parker. The Audit Committee supervises the Company’s internal audit function and is responsible for reviewing the performance, and overseeing the engagement, of the Company’s independent certified public accountants. The Audit Committee met eleven times during 2002. A copy of the Audit Committee Charter, as amended, is attached hereto as Exhibit A.

        The Compensation Committee consists of Mr. Shea, Chairman, and Messrs. Barton and Fenstermaker. The Compensation Committee reviews the compensation of the Company’s executive officers and administers the Company’s stock incentive plans. The Compensation Committee met nine times during 2002.

Compensation Of Directors

        All Company directors are also directors of the Bank. During 2002, members of the Board of Directors of the Bank received fees of $2,000 per month for their services as directors of the Bank, except for the Chairman, who received a fee of $2,300 per month, and Mr. Byrd, who was not compensated for such service. On joining the Board of Directors, each director receives shares of restricted Common Stock and an option to purchase shares of Common Stock at an exercise price equal to the fair market value of the underlying shares on the date of the option, awarded in amounts determined by the Compensation Committee. Members of the Board of Directors receive no additional compensation for their participation in any of the committees or for services as directors of the Company.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table includes, as of the record date, certain information as to the Common Stock beneficially owned by (i) the only persons or entities, including any “group” as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, who or which was known to the Company to be the beneficial owner of more than 5% of its Common Stock, (ii) the directors of the Company, (iii) executive officers of the Company identified in the Summary Compensation Table elsewhere herein (“Named Executive Officers”) and (iv) all directors and executive officers of the Company as a group.

	Common Stock Beneficially Owned as of Record Date (1) (2) (3) (4)

Name of Beneficial Owner	Amount		Percentage

FMR Corp.	576,600	(5)	8.62%
82 Devonshire Street
Boston, Massachusetts 02109

IBERIABANK Corporation	472,744	(6)	7.07%
Employee Stock Ownership Plan Trust
1101 E. Admiral Doyle Drive
New Iberia, Louisiana 70560

Directors:
Elaine D. Abell	36,000		*
Harry V. Barton, Jr	33,784		*
Ernest P. Breaux, Jr	12,034		*
Cecil C. Broussard	48,290		*
Daryl G. Byrd	107,253		1.59%
John N. Casbon	5,176		*
William H. Fenstermaker	35,150		*
Larrey G. Mouton	180,586		2.65%
Jefferson G. Parker	31,725		*
E. Stewart Shea III	64,212		*

Named Executive Officers who are not Directors:
Michael J. Brown	40,241		*
John R. Davis	49,406		*
George J. Becker III	35,261		*
Marilyn W. Burch	24,871		*
All directors and executive officers
as a group (14 persons)	703,989		9.98%

* Represents less than 1% of the outstanding Common Stock. (Footnotes on next page) 8

(1)	Unless otherwise indicated, shares are held with sole voting and investment power. (See Note 2 & 3)

(2)	Includes shares of Common Stock owned directly by directors and executive officers as well as shares held by their spouses, minor children and trusts of which they are trustees. Also includes shares allocated to the accounts of participants in the IBERIABANK Corporation Employee Stock Ownership Plan (“ESOP”) and to executive officers’ accounts in the Bank’s 401(k) retirement plan.

(3)	Includes all shares that may be acquired upon the exercise of stock options, including those vesting within 60 days of the record date, as follows: 17,256 shares by each of Ms. Abell and Messrs. Barton, Broussard, Fenstermaker and Shea; 2,867 shares by Mr. Breaux; 53,758 shares by Mr. Byrd; 2,876 shares by Mr. Casbon; 134,021 shares by Mr. Mouton; 2,875 shares by Mr. Parker; 24,142 shares by Mr. Brown; 29,142 shares by Mr. Davis; 19,271 shares by Mr. Becker; 6,571 shares by Ms. Burch; and 361,803 shares by all directors and executive officers as a group.

(4)	Includes shares held in the Company’s Recognition and Retention Plan (“RRP”) that may be voted by the following persons: 8,051 shares by each of Ms. Abell and Messrs. Broussard, Fenstermaker and Shea; 3,651 shares by Mr. Barton; 4,300 shares by Mr. Breaux; 38,000 shares by Mr. Byrd; 2,300 shares by Mr. Casbon; 4,215 shares by Mr. Mouton; 2,013 shares by Mr. Parker; 15,000 shares by each of Messrs. Becker, Brown and Davis; 5,000 shares by Ms. Burch; and 136,683 shares by all directors and executive officers as a group.

(5)	Shares as reported in the latest Schedule 13G filed by such person.

(6)	The IBERIABANK Corporation Employee Stock Ownership Plan Trust was established pursuant to the ESOP. Messrs. Barton, Fenstermaker and Shea act as trustees of the Trust (“Trustees”). As of the record date, 371,525 shares held in the ESOP Trust had been allocated to the accounts of participating employees and 101,219 shares were unallocated. Beneficial ownership of Directors and Named Executive Officers includes their respective shares of this allocation. Under the terms of the ESOP, the Trustees must vote all allocated shares held in the ESOP in accordance with the instructions of the participating employees. Allocated shares for which employees do not give instructions and unallocated shares are voted in the same ratio on any matter as those shares for which instructions are given. The amount of Common Stock beneficially owned by each individual Trustee and by all directors and executive officers as a group does not include the unallocated shares held by the ESOP Trust.

_________________

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the 1934 Act requires each of the Company’s directors and executive officers, and each beneficial owner of more than ten percent of the Company’s common stock, to file with the Securities and Exchange Commission (“SEC”) an initial report of the person’s beneficial ownership of the Company’s equity securities and subsequent reports regarding changes in such ownership. To the best of the Company’s knowledge each person who was so subject to Section 16(a) with respect to the Company at any time during 2002 filed, on a timely basis, all reports required for the year pursuant to Section 16(a).

EXECUTIVE COMPENSATION

Summary Compensation Table

        The following table summarizes the compensation earned or awarded for services rendered in all capacities for the years indicated, by the individual who served as the Company’s Chief Executive Officer during 2002 and by its other four most highly compensated executive officers.

		Annual Compensation			Long-Term Compensation Awards
Name and Principal Position	Year	Salary	Bonus	Other Annual Compensation	Restricted Stock Award(s) (1)		Securities Underlying Options/SARs (#)	All Other Compensation (2)

Daryl G. Byrd	2002	$300,000	$250,000	$ —	$290,500	(3)	22,000	$22,514
President and	2001	270,787	160,000	—	—		20,000	17,233
Chief Executive	2000	241,575	—	—	—		12,500	11,163
Officer

Michael J. Brown	2002	$176,538	$129,000	$ —	$145,250	(4)	13,000	$22,514
Sr. Executive	2001	155,389	75,000	—	—		11,000	17,233
Vice President	2000	141,008	—	—	—		5,000	11,163

John R. Davis	2002	$176,538	$129,000	$ —	$145,250	(4)	13,000	$22,514
Sr. Executive	2001	143,768	75,000	—	—		11,000	17,233
Vice President	2000	120,864	—	—	—		5,000	11,163

George J. Becker III	2002	$143,077	$ 95,000	$ —	$187,600	(4)	7,000	$22,153
Executive Vice	2001	130,122	55,000	—	—		4,500	16,683
President &	2000	120,967	—	—	—		2,500	9,167
Secretary

Marilyn W. Burch	2002	$129,038	$ 95,000	$ —	$162,190	(4)	12,000	$17,141
Executive Vice	2001	95,000	30,000	—	—		4,000	11,292
President & Chief	2000	80,530	18,000	—	—		2,500	5,996
Financial Officer

(1)	Reflects the value of shares of restricted stock granted pursuant to the RRP as of the date of each grant. Such restricted stock vests over seven years from the date of grant. Cash dividends declared in respect to restricted stock is paid to the individual on whose behalf such restricted stock is then held by the RRP Trust.

(2)	Represents the fair market value of the shares of Common Stock allocated to the named individual’s account pursuant to the ESOP as of the date of the allocation, plus any cash allocation.

(3)	Represents 10,000 shares of restricted Common Stock granted in 2002 pursuant to the RRP, which had the indicated value on the date of grant and a fair market value of $401,600 on December 31, 2002.

(4)	Represents 5,000 shares of restricted Common Stock granted in 2002 pursuant to the RRP, which had the indicated value on the date of grant and a fair market value of $200,800 on December 31, 2002.

10

Stock Options

        In 2002, the Named Executive Officers were granted options to purchase a total of 67,000 shares of Common Stock at an exercise price of $28.60 per share. In each case the exercise price was based on the fair market value of the Common Stock on the date of grant. Stock options to purchase a total of 19,933 shares of Common Stock held by former officers and other employees of the Company were cancelled in 2002.

        The following table sets forth certain information concerning the grant of stock options to the Named Executive Officers during 2002.

	Number of Shares Underlying Options Granted	Percent of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price ($ per share)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation For Option Term (1)
Name					5% ($)	10% ($)
Daryl G. Byrd	22,000	11.1%	$28.60	01/11/12	$395,701	$1,002,783
Michael J. Brown	13,000	6.5	28.60	01/11/12	233,823	592,553
John R. Davis	13,000	6.5	28.60	01/11/12	233,823	592,553
George J. Becker III	7,000	3.5	28.60	01/11/12	125,905	319,067
Marilyn W. Burch	12,000	6.0	28.60	01/11/12	215,837	546,972

(1)	Amounts represent hypothetical gains that could be achieved for the options if exercised at the end of the option term. These gains are based on assumed rates of stock price appreciation of 5% and 10% compounded annually from the date the options were granted to their expiration date. The gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise of the option or the sale of the underlying shares. The actual gains, if any, on the exercise of stock options will depend, in part, on the future performance of the Common Stock, the option holder’s continued employment throughout the option period and the date on which the options are exercised.

_________________

        The following table sets forth information concerning the value of stock options held at December 31, 2002 by the Named Executive Officers. Such officers did not exercise any options during 2002.

	Number of Unexercised Options at Year End		Value of Unexercised In-The-Money Options at Year End (1)
Name	Exercisable	Unexercisable	Exercisable	Unexercisable
Daryl G. Byrd	43,572	94,928	$805,497	$1,591,388
Michael J. Brown	18,628	45,372	471,058	906,597
John R. Davis	23,628	45,372	574,358	896,597
George J. Becker III	16,614	32,386	427,922	707,948
Marilyn W. Burch	3,014	18,986	64,702	277,628

(1)	Calculated by determining the difference between the fair market value of the Common Stock underlying the options at December 31, 2002 ($40.16 per share) and the exercise price of the options. An option is in the money if the fair market value of the underlying security exceeds the exercise price of the option.

_________________ 11

EQUITY COMPENSATION PLAN INFORMATION

        The following table provides information concerning securities authorized for issuance under equity compensation plans, the weighted average price of such securities and the number of securities remaining available for future issuance, as of December 31, 2002.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance(1)

Equity compensation plans approved by
shareholders	1,211,577	$20.49	331,270
Equity compensation plans not approved
by shareholders (2)	8,590	$20.02	9,953

Total	1,220,167	$20.49	341,223

______________

(1)	The table does not include information about the additional shares proposed to be authorized under the 2001 Incentive Compensation Plan. See “Proposed Amendments to the 2001 Incentive Compensation Plan” on page 14.

(2)	The Supplemental Stock Option Plan of 1999 (“Supp Plan”) was established for the purpose of improving the growth and profitability of the Company and subsidiary companies by providing employees and consultants with a proprietary interest in the Company as an incentive to contribute to the success of the Company and to reward employees and consultants for outstanding performance and the attainment of targeted goals. The aggregate number of shares that were authorized for issuance pursuant to the Supp Plan was 24,999.

AGREEMENTS WITH MANAGEMENT

        In July 2001, the Company entered into a three-year employment agreement with Mr. Byrd that is automatically renewed for an additional year on each anniversary of the agreement unless not earlier than 90 days before the anniversary the Company gives notice that it will not be renewed. If his employment is terminated for other than Cause, as defined, disability, retirement or death, or if Mr. Byrd terminates his employment for Good Reason, as defined, he will be entitled to severance payments equal to the greater of one year’s compensation or his compensation for the remaining term of the agreement. If his employment is terminated by him within 30 days of a Change in Control of the Company, as defined, or within 90 days of an event constituting Good Reason occurring within three years of a Change of Control, or within 30 days of the first anniversary of a Change in Control, or if his employment is terminated by the Company without Cause within three years of a Change in Control, he will receive the greater of (i) his salary for the remaining term of the agreement, (ii) twice his salary, or (iii) his “Code 280G Maximum,” defined generally as 2.99 times his average compensation over the previous 5 years. In addition, he will be entitled to a continuation of benefits similar to those he was receiving at the time of such termination for the period otherwise remaining under the term of the agreement or until he obtains full-time employment with another employer, whichever occurs first. If any payments to be made under the agreement are deemed to constitute “excess parachute payments” and, therefore, subject to an excise tax under Section 4999 of the Internal Revenue Code, the Company will pay him the amount of the excise tax plus an amount equal to any additional federal, state, or local taxes that may result because of such additional payment.

        In October 2000, the Company entered into separate Change in Control Severance Agreements with John R. Davis, Michael J. Brown, George Becker III and Marilyn W. Burch providing for severance pay and benefits to the individual upon voluntary resignation within 30 days after a Change in Control of the Company, as defined, or if within three years of a Change in Control the individual resigns for Good Reason, as defined, or is terminated by the Company or its successor without Just Cause, as defined. The severance payment is 100% in the case of Mr. Davis and Mr. Brown and 70% in the case of Mr. Becker and Ms. Burch, of the individual’s “Code Section 280G Maximum.” In addition, each will be entitled to continued medical and life benefits at Company expense for 39 months following termination of employment. The Company will also make the individual whole for any excise tax imposed by the Internal Revenue Code with respect to any payments under the agreement.

        The Company has entered into indemnification agreements with Daryl G. Byrd and Michael J. Brown providing for indemnification and advancement of expenses to the fullest extent permitted by law with respect to pending or threatened claims against them in their capacities as officers of the Company. Following a Change in Control, as defined, all determinations regarding a right to indemnity and advancement of expenses are to be made by an independent legal counsel. In the event of a potential Change in Control, the Company must create a trust for the benefit of the indemnitees, which upon a Change in Control may not be revoked or the principal thereof invaded without the indemnitees’ written consent. While not requiring the maintenance of directors’ and officers’ liability insurance, the indemnification agreements require that the indemnitees be provided with maximum coverage if there is such insurance.

CERTAIN TRANSACTIONS

        Directors and executive officers of the Company and members of their families, as well as companies with which they or their families are associated, were customers of the Bank in the ordinary course of business during 2002. All loans and commitments to them by the Bank were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than normal risk of collectibility or present other unfavorable features.

        During 2002, the Company paid $89,350 to Absolute Realty, Inc., a company owned by J. Barton Broussard, the son of Cecil C. Broussard, a director of the Company, for property management services, including the marketing, listing, leasing and appraisal of Bank-owned properties. Mr. Broussard is an associate broker at Absolute Realty. Of this amount, Absolute Realty, Inc. paid $46,800 to Cecil C. Broussard in consideration of services rendered. In management’s opinion, payments to Absolute Realty were comparable to those that would have been made to nonaffiliated persons for similar services.

REPORT OF THE COMPENSATION COMMITTEE

        The mission of the Compensation Committee (the “Committee”) is to assure that compensation programs for Company executives is effective in attracting and retaining executives, that it links pay to performance, that it is reasonable in light of Company economics and the relevant practices of other, similar companies, and that it is administered fairly and in the shareholder’s interests. The Committee acts on behalf of the Board of Directors in setting executive compensation policy, administering Board approved plans, approving benefit programs and making decisions for the Board with respect to the compensation of Company executives.

        The goals of the Committee are to assist the Company and the Bank in attracting and retaining highly qualified management, motivating executives to achieve performance goals, rewarding management for outstanding performance and ensuring that the financial interests of management and shareholders are aligned.

        Overview. The Company’s compensation program for executive officers is designed to attract, retain, and motivate superior executive talent and to align a significant portion of each officer’s total compensation with the performance of the Company and the interests of its stockholders.

        The Company maintains a highly leveraged pay for performance compensation program for its senior executive team. When performance is exceptional, rewards can be above average / median labor market values, approaching or exceeding the 75th percentile of the labor market. When performance falls short of expectations, there may be no incentive award payouts.

        The Company has implemented a competitive total compensation program for executive officers composed of the following elements discussed below: base salary, annual bonus, and long-term incentive compensation.

        Base Salary. Executive base salaries reflect the Company’s operating philosophy, culture and business direction with each salary determined subjectively by the skills, experience and performance level of the individual executive, and the needs and resources of the Company. Base salaries are targeted to median market levels based on reviews of published salary surveys and peer company compensation conducted by an independent compensation consulting firm. The Committee believes that the Company’s most direct competitors for executive talent are not necessarily restricted to those companies that are included in the industry index used to compare shareholder returns, but encompass a broader group of companies engaged in the recruitment and retention of executive talent in competition with the Company. Thus, the compensation peer group is not the same as, and is broader than, the companies comprising the SNL $1 Billion — $5 Billion Index in the graph under the caption “Comparison of Five-Year Cumulative Total Returns”. See “PERFORMANCE GRAPH.”

        Annual Bonus. Annual bonuses may be earned by executive officers and key employees under the Company’s annual bonus plan. Payments under the plan are based on the performance of the overall Company. Annual bonus targets for the CEO are recommended by the Committee’s independent consultant. The CEO recommends annual bonus targets and goals for other participants. The goals incorporate the achievement of business plans and / or performance relative to other high performing banks. These goals may include Earnings Per Share (“EPS”), EPS Growth, balance sheet management, credit quality, operating efficiency, and Total Shareholder Return (stock price appreciation plus dividends), Return on Equity (“ROE”) or Return on Average Tangible Equity (“ROATE”), Return on Assets (“ROA”) or Return on Average Tangible Assets (“ROATA”) as well as the achievement of non-financial management business objectives. The mix and weighting of the goals vary and are subjectively determined. The level of achievement of the goals determines the level of bonus. The maximum payout is two times the annual bonus target.

        Long-Term Incentive. In 2001, the Board adopted and shareholders approved the IBERIABANK Corporation 2001 Incentive Compensation Plan (“2001 Plan”). The plan is designed to instill the economic incentives of ownership, create management incentives to improve shareholder value and, through the use of vesting periods, encourage executives to remain with the Company and focus on long-term results.

        The plan is designed to drive performance and reward top officers and key employees when there is an increase is stock price. The Committee awards Incentive Stock Options (“ISOs”), Non-qualified Stock Options (“NSOs”) and shares of Restricted Stock to qualifying participants with the number of shares awarded varying according to each participant’s current and expected contributions, position responsibility, salary, prior awards, and recent performance results.

        The Committee limits the maximum number of shares that may be awarded to any individual in any calendar year to 50,000. In addition, the Committee limits the total number of shares that may be awarded as Restricted Stock to no more than 40% of the shares that are available for grant.

        The grant of stock options and restricted stock is designed to align the interests of executive officers with those of shareholders in the Company’s long-term performance. Stock options granted have exercise prices equal to the fair market value of the underlying shares on the date of grant so that compensation is earned only through long-term appreciation in the fair market value of the underlying shares. Stock options are generally granted on an annual basis if warranted by the Company’s performance. Awards of restricted stock are granted periodically in recognition of exceptional Company and individual performance.

        Compensation of the Chief Executive Officer. The Committee and Board determined the compensation for Daryl G. Byrd, President and Chief Executive Officer (“CEO”) for 2002. Recognizing the CEO’s leadership in building a highly talented management team and in driving the Company forward with superior operational and financial performance as well as shareholder returns, Mr. Byrd’s salary was increased to $300,000 – less than the competitive labor market median. Mr. Byrd was awarded a bonus for 2002 performance of $250,000. This was in recognition of the Company’s EPS achievement versus target, EPS growth relative to other high performing peer banks, credit quality accomplishments, improved operating efficiency, Return on Average Tangible Equity and Total Shareholder Returns. Mr. Byrd also provided leadership in the successful acquisition of Acadiana Bancshares and in growing the Bank’s business lines to better service customers and communities.

        During 2002, Mr. Byrd was awarded 22,000 stock options and 10,000 shares of restricted stock under the 2001 Plan. The stock options vest in equal installments over a five-year period starting with the first anniversary of the grant and will expire on the tenth anniversary of the grant. The restricted stock award vests in equal installments over a seven-year period starting with the first anniversary of the grant. These awards reflected the performance described above as well as the Committee and Board’s recognition of Mr. Byrd’s current and expected future contributions to the Company’s success and continuing creation of shareholder value.

        The CEO compensation program described above positioned Mr. Byrd’s 2002 total direct compensation (salary plus bonus plus present value of long-term incentives) toward the 75th percentile of the labor market for similar sized, high performing banks.

        Deductibility of Compensation. Section 162(m) of the Internal Revenue Code subjects public companies to limits on the deductibility of certain executive compensation. It limits deductible executive compensation to
$1 million per year. Certain forms of compensation are exempt from this deductibility limit, primarily performance-based compensation under plans approved by shareholders. The 2001 Plan, as approved by shareholders, is intended to qualify those awards that would be considered performance-based for exemption under Section 162(m). The Committee will continue to examine the impact of the deductibility limit on the Company and the executive group to determine when and if other aspects of the executive compensation program are affected by the limit and the appropriate actions necessary for the best interests of shareholders.

        Committee Governance. The Compensation Committee will continue to review and evaluate executive compensation programs at least annually. When and where appropriate, the Committee will consult with its independent compensation consultant and its legal advisors with respect to the proper design of the program toward achieving the Company’s strategic business objectives and balancing the interests of key stakeholders.

        Following review and approval by the Committee, all issues pertaining to executive compensation policies and programs as well as recommendations on CEO compensation are submitted to the full Board of Directors for its approval.

E. Stewart Shea III, Chairman Harry V. Barton, Jr. William H. Fenstermaker

Additional Information with Respect to Compensation Committee Interlocks and Insider Participation in Compensation Decisions

        None of the members of the Compensation Committee was an officer or employee of the Company or any of its subsidiaries during 2002 or is a former officer of the Company or any of its subsidiaries.

PERFORMANCE GRAPH

        The following graph, which was prepared by SNL Securities LC (“SNL”), compares the cumulative total return on the Common Stock over a measurement period beginning December 31, 1997 with (i) the cumulative total return on the stocks included in the National Association of Securities Dealers, Inc. Automated Quotation (“NASDAQ”) Total Return Index (for United States companies) and (ii) the cumulative total return on the stocks included in the SNL Peer Bank Index. All of these cumulative returns are computed assuming the quarterly reinvestment of dividends paid during the applicable time period.

	Period Ending
Index	12/31/97	12/31/98	12/31/99	12/31/00	12/31/01	12/31/02
IBERIABANK Corp.	100.00	75.79	48.83	80.45	104.79	155.60

NASDAQ - Total US*	100.00	140.99	261.48	157.42	124.89	86.33

SNL $1B-$5B Bank Index	100.00	99.77	91.69	104.05	126.42	145.94

* Source: CRSP, Center for Research in Security Prices, Graduate School of Business, The University of Chicago 2003. Used with permission. 16

PROPOSED AMENDMENTS TO
2001 INCENTIVE COMPENSATION PLAN

        General.  The 2001 Incentive Compensation Plan (the “Plan”) currently provides that up to 500,000 shares of Common Stock may be awarded pursuant to stock awards, including stock options and restricted stock, subject to adjustment as provided in the Plan. Under the Plan at March 18, 2003, no shares of restricted stock had been awarded and options to purchase 314,570 shares of Common Stock were outstanding. At that date, options to purchase 2,370 shares had been exercised.

        In addition to the Plan, the Company has the following stock incentive plans: (i) 1996 Stock Option Plan (“1996 Plan”), (ii) Recognition and Retention Plan (“RRP”), (iii) 1999 Stock Option Plan (“1999 Plan”), and (iv) Supplemental Stock Option Plan (“Supp Plan”). The following table shows the number of shares of Common Stock authorized under each of such plans and the Plan and the number of shares that are available for grant or award as of March 18, 2003.

Plan	Shares Authorized	Shares Available
1996 Plan	738,067	5,924
RRP	313,826	37,714
1999 Plan	300,000	72,458
Supp Plan	24,999	9,953
2001 Plan	500,000	183,060

Total	1,873,792	309,109

        The Company currently has outstanding options or restricted stock with respect to 1,361,787 shares, or 20.36% of the outstanding Common Stock and 16.91% of the outstanding Common Stock plus available plan shares.

        The purpose of the Plan is to increase shareholder value and to promote the Company’s long-term growth and profitability by furnishing incentives to strengthen mutuality of interests between directors, officers, other employees and shareholders. The discussion that follows summarizes the proposed amendments to the Plan and is subject, in all respects, to the terms of the Plan, a copy of which is attached hereto as Exhibit B.

        Maximum Number of Shares. The Board of Directors has approved a proposed amendment to the Plan that would increase the number of shares available under the Plan by 600,000 shares, to a total of 1,100,000 shares, subject to future adjustment as provided in the Plan. The Board has recommended this amendment so that it can continue to reward officers and other key employees with the opportunity to acquire a proprietary interest in the Company as an additional incentive to promote its success and remain in its employ. In addition, the proposed amendment would limit the number of shares that may be awarded to any individual in any calendar year to 50,000 shares and the total number of shares that may be awarded as restricted stock to no more than 40% of the shares authorized in the Plan.

        Annual Options to Directors. New directors of the Company are currently eligible to receive awards under the Plan on the date of their first election in amounts determined by the Compensation Committee. It is proposed to amend the Plan to also permit the Compensation Committee to award options to directors as of the date of each shareholders meeting at which they are re-elected. Permitting continuing directors to be compensated in stock awards will, it is believed, align their interests more closely with shareholders.

         Other Amendments. Amendments to the Plan also would clarify the manner in which cash and performance-based awards would be made.

        Vote Required. Adoption of the proposed amendments to the Plan requires the affirmative vote of the holders of a majority of the outstanding shares present or represented at the Meeting.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE PROPOSAL TO AMEND THE 2001 INCENTIVE COMPENSATION PLAN.

REPORT OF THE AUDIT COMMITTEE

        The Audit Committee of the Board of Directors is composed of four non-employee directors. The Board has made a determination that the members of the Audit Committee satisfy the listing standards of NASDAQ as to independence, financial literacy and experience. The responsibilities of the Audit Committee are set forth in the Charter of the Audit Committee, as adopted by the Board of Directors of the Company. This is a report on the Committee’s activities relating to fiscal year 2002.

        The Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements for the year 2002 with the Company’s management, including a discussion of the quality, not just the acceptability, of the accounting principles, underlying estimates and significant judgments used in the financial statements. Management represented to the Audit Committee that the financial statements were prepared in accordance with generally accepted accounting principles.

        The Committee reviewed the audited financial statements with the independent auditors, who are responsible for expressing an opinion on the conformity of those statements with generally accepted accounting principles, and discussed with the independent auditors their judgments as to the quality, not just the acceptability, of the Company’s accounting principles, the matters required to be communicated by Statement on Auditing Standards No. 61, “Communication with Audit Committees”, and their independence from management and the Company, including the matters in the written disclosures required by Independence Standards Board Standard No. 1, “Independence Discussion with Audit Committee”. The Committee also considered the compatibility of nonaudit services with the independent auditors’ independence.

        The Committee discussed with the Company’s internal auditors and the independent auditors the overall scope and plans for their respective audits. The Committee meets with the internal auditors and the independent auditors, with and without management present, to discuss the results of their audits, their evaluations of the Company’s systems of internal controls and the overall quality of the Company’s financial reporting. Both the internal auditors and independent auditors have unrestricted access to the Audit Committee. The Committee held twelve meetings during fiscal year 2002.

        In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2002 for filing with the Securities and Exchange Commission (“SEC”). The Committee also appointed, subject to shareholder ratification, the independent auditors.

        In accordance with the rules of the SEC, this Report of the Audit Committee is not deemed to be “soliciting material,” or to be “filed” with the SEC or subject to its Regulation 14A, other than as provided in that Item, or to be subject to the liabilities of the Securities Exchange Act of 1934, except to the extent that the Company specifically requests that this report be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

Elaine D. Abell, Chairperson Harry V. Barton, Jr. John N. Casbon Jefferson G. Parker

18

RATIFICATION OF APPOINTMENT OF AUDITORS

        The Audit Committee of the Board of Directors of the Company has appointed the firm of Castaing, Hussey & Lolan, LLC, independent certified public accountants, to serve as the Company’s principal auditors and to perform the audit of the financial statements for the fiscal year ending December 31, 2003 and further directed that the selection of auditors be submitted for ratification by the shareholders at the Meeting.

        The firm also served as the Company’s principal auditors during 2002 and received fees of $106,860 for the audit as well as $78,295 for other non-audit related services, including tax preparation and audits of benefit plans. The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the independence of Castaing, Hussey & Lolan, LLC. The firm does not provide financial system design/implementation or internal audit outsourcing to the Company.

        Representatives of Castaing, Hussey & Lolan, LLC will be present at the Meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

SHAREHOLDER PROPOSALS

        Any proposal which a shareholder wishes to have included in the proxy materials relating to the next annual meeting of shareholders must be in compliance with Rule 14a-8 under the 1934 Act and received at the principal executive offices of the Company, 200 West Congress Street, Lafayette, Louisiana 70501, Attention: George J. Becker III, Secretary, no later than December 5, 2003. With respect to the 2004 annual meeting, if the Company is not provided notice of a shareholder proposal by December 5, 2003, it will not be included in the Company’s proxy statement and form of proxy.

        Shareholder proposals which are not submitted for inclusion in the Company’s proxy materials may be brought before an annual meeting pursuant to Article 9D of the Company’s Articles of Incorporation, which provides that the shareholder must give timely notice thereof in writing to the Secretary of the Company, setting forth as to each matter the shareholder proposes to bring before the annual meeting (a) a brief description of the proposal desired to be brought before the meeting and the reasons for conducting such business at the meeting, (b) the name and address, as they appear on the Company’s books, of the shareholder proposing such business and, to the extent known, any other shareholders known by such shareholder to be supporting such proposal, (c) the class and number of shares of the Company’s capital stock which are beneficially owned by the shareholder on the date of such shareholder notice and, to the extent known, by any other shareholders known by such shareholder to be supporting such proposal on the date of such shareholder notice, and (d) any financial interest of the shareholder in such proposal (other than interests which all shareholders would have). To be timely with respect to the annual meeting of shareholders to be held in 2004, a shareholder’s notice must be delivered to, or mailed and received at, the principal executive offices of the Company no later than March 8, 2004. With respect to the 2004 annual meeting, if the Company does not receive a shareholder’s notice by such date, proxy holders will be allowed to use their discretionary authority to vote on such proposal without any discussion of the matter in the proxy statement.

OTHER MATTERS

        Management is not aware of any business to come before the Meeting other than the matters described above in this Proxy Statement. However, if any other matters should properly come before the Meeting as to which proxies in the accompanying form confer discretionary authority, the persons named therein will vote such proxies as determined by a majority of the Board of Directors.

By Order of the Board of Directors George J. Becker III Secretary

Lafayette, Louisiana April 2, 2003 19

EXHIBIT A

IBERIABANK CORPORATION
& IBERIABANK
Audit Committee Charter

PURPOSE

To assist the board of directors in fulfilling its oversight responsibilities for the financial reporting process, the system of internal control, the audit process, and the company’s process for monitoring compliance with laws and regulations and the code of conduct.

AUTHORITY

The Audit Committee has authority to conduct or authorize investigations into any matters within its scope of responsibility. It is empowered to:

•	Appoint, compensate, and oversee the work of any registered public accounting firm employed by the organization.

•	Resolve any disagreements between management and the auditor regarding financial reporting.

•	Pre-approve all auditing and related services.

•	Retain independent counsel, accountants, or others to advise the Committee or assist in the conduct of an investigation.

•	Seek any information it requires from employees or external parties.

•	Meet with company officers, external auditors, and internal auditors or outside counsel, as necessary.

COMPOSITION

The Audit Committee will consist of at least three and no more than five members of the Board of Directors. The Board of Directors will appoint Committee members and the Committee chairperson. It is the Chairperson’s responsibility to schedule all meetings of the Committee and provide the Committee with a written agenda for all meetings.

Each Committee member will be both independent and financially literate. If a member of the Committee is a “financial expert,” as defined by applicable legislation and regulation, then that fact must be determined by the Committee and reported to the Board.

MEETINGS

The Committee will meet at least four times a year, with authority to convene additional meetings, as circumstances require. Committee members are expected to attend meetings in person or via tele- or video-conference. The Committee will invite members of management, auditors or others to attend meetings and provide pertinent information, as necessary. It will hold private meetings with auditors (see below) and executive sessions. Meeting agendas will be prepared and provided in advance to members, along with appropriate briefing materials. Meeting Minutes will be prepared by an individual appointed by the Committee.

RESPONSIBILITIES

Financial Statements

•	Through discussions with management, the external auditors, and the Internal Audit Manager, review significant accounting and reporting issues, including complex or unusual transactions and highly judgmental areas, and recent professional and regulatory pronouncements, and understand their impact on the financial statements.

•	Review with management and the external auditors the results of the audit, including any difficulties encountered.

•	Review the annual financial statements, and consider whether they are complete, consistent with information known to Committee members, and reflect appropriate accounting principles.

•	The Chairperson of the Audit Committee shall review other sections of the annual report and related regulatory filings before release and consider the accuracy and completeness of the information.

•	Review with management and the external auditors all matters required to be communicated to the Committee under generally accepted auditing standards.

•	Understand how management develops interim financial information, and the nature and extent of internal and external auditor involvement.

•	The Chairperson of the Audit Committee shall review interim financial reports with management and the external auditors before filing with regulators, and consider whether they are complete and consistent with the information known to Committee members.

Internal Control

•	Consider the effectiveness of the company’s internal control system through review of internal audit reports and discussions with management, the external auditors, and the Internal Audit Manager.

•	Understand the scope of internal and external auditors’ review of internal control over financial reporting, and obtain reports on significant findings and recommendations, together with management’s responses.

Internal Audit

•	Review with management and the internal audit manager the charter, plans, activities, staffing, and organizational structure of the internal audit function.

•	Ensure there are no unjustified restrictions or limitations, and review and concur in the appointment, replacement, or dismissal of the internal audit manager.

•	Continually review the effectiveness of the internal audit function.

•	Meet separately with the Internal Audit Manager at least semi-annually to discuss any matters that the Committee or the Internal Audit Manager believes should be discussed privately.

External Audit

•	Name and appoint the external auditors, and pre-approve any non-audit services to be rendered to the company by that firm.

•	Review the external auditors’proposed audit scope and approach, including coordination of audit effort with internal audit.

•	Review the performance of the external auditors, and exercise final approval on the appointment or discharge of the auditors.

A-2

•	Review and confirm the independence of the external auditors by obtaining statements from the auditors on relationships between the auditors and the company, including non-audit services, and discussing the relationships with the auditors.

•	Meet separately with the external auditors at least semi-annually to discuss any matters that the Committee or auditors believe should be discussed privately.

Compliance

•	Review the effectiveness of the system for monitoring compliance with laws and regulations and the results of management’s investigation and follow-up (including disciplinary action) of any instances of noncompliance.

•	Review the findings of any examinations by regulatory agencies, and any auditor observations.

•	Obtain regular updates from management and company legal counsel regarding compliance matters.

•	Review with the Bank’s counsel and others any legal, tax or regulatory matters which may have a material impact on bank operations and the financial statements, policies and procedures at the Bank, or on reports received from or furnished to the regulators.

Reporting Responsibilities

•	Regularly report to the Board of Directors about Committee activities, issues, and related recommendations.

•	Provide an open avenue of communication between internal audit, the external auditors, and the Board of Directors.

•	Report annually to the shareholders, describing the Committee’s composition, responsibilities and how they were discharged, and any other information required by rule, including approval of non-audit services.

•	Review any other reports the company issues that relate to Committee responsibilities.

Other Responsibilities

•	Establish procedures for the receipt, retention, and treatment of complaints received by the Bank regarding accounting, internal accounting controls, or auditing matters.

•	Establish procedures for the confidential, anonymous submission by Bank employees of concerns regarding questionable accounting or auditing matters.

•	Institute and oversee special investigations as needed.

•	Review and assess the adequacy of the Committee Charter annually, requesting Board approval for proposed changes, and ensure appropriate disclosure as may be required by law or regulation.

•	Annually confirm that all responsibilities outlined in this Charter have been carried out.

•	Evaluate the Committee’s and individual members’ performance regularly.

•	Perform other activities related to this charter as requested by the Board of Directors.

A-3

EXHIBIT B

IBERIABANK CORPORATION
2001 INCENTIVE COMPENSATION PLAN

    1.        PURPOSE. The purpose of the 2001 Incentive Compensation Plan (the “Plan”) of IBERIABANK Corporation (“IBKC”) is to increase shareholder value and to advance the interests of IBKC and its subsidiaries (collectively, the “Company”) by furnishing a variety of equity incentives (the “Incentives”) designed to strengthen the mutuality of interests between employees, directors and officers and IBKC’s shareholders. Incentives may consist of opportunities to purchase or receive shares of IBKC’s common stock (the “Common Stock”), on terms determined under the Plan. As used in the Plan, the term “subsidiary” means any corporation of which IBKC owns (directly or indirectly) within the meaning of Section
425(f) of the Internal Revenue Code of 1986, as amended (the “Code”), 50 percent or more of the total combined voting power of all classes of stock.

    2.        ADMINISTRATION.

              2.1        COMPOSITION. The Plan shall be administered by the compensation committee of the Board of Directors of IBKC (the “Board”), or by a subcommittee of the compensation committee. The committee or subcommittee that administers the Plan shall hereinafter be referred to as the (“Committee”). The Committee shall consist of not fewer than two members of the Board, each of whom shall (a) qualify as a “non-employee director” under Rule 16b-3 under the Securities Exchange Act of 1934 (the “1934 Act”), and (b) qualify as an “outside director” under Section 162(m) of the Code and the regulations thereunder.

              2.2        AUTHORITY. The Committee shall have plenary authority to award Incentives under the Plan, to interpret the Plan, to establish any rules or regulations relating to the Plan that it determines to be appropriate, to enter into agreements with or provide notices to participants as to the terms of the Incentives (the “Incentive Agreements”) and to make any other determination that it believes necessary or advisable for the proper administration of the Plan. Its decisions in matters relating to the Plan shall be final and conclusive on the Company and participants. The Board may delegate its authority hereunder to the extent provided in Section

    3.        ELIGIBLE PARTICIPANTS.

              3.1        EMPLOYEES AND OFFICERS. Employees and officers of the Company (including officers who also serve as directors of the Company) shall become eligible to receive Incentives under the Plan when designated by the Committee. Employees may be designated individually or by groups or categories, as the Committee deems appropriate. With respect to participants not subject to Section 16 of the 1934 Act or Section 162(m) of the Code, the Committee may delegate to appropriate personnel of the Company its authority to designate participants, to determine the size and type of Incentives to be received by those participants and to determine or modify performance objectives for those participants.

              3.2        CONSULTANTS. Consultants and Advisors who are natural persons and perform bona fide services to IBKC that are not in connection with the offer or sale of securities in a capital-raising transaction, and do not directly or indirectly promote or maintain a market for IBKC’s securities, shall become eligible to receive Incentives under the Plan when designated by the Committee.

              3.3        NEW DIRECTORS. An individual upon his first election or appointment to the Board of Directors of IBKC or a subsidiary shall be eligible to receive stock options or restricted stock under the Plan, in amounts designated by the Committee, provided that, notwithstanding any other provision of the Plan to the contrary, the date of grant or award of any such Incentive shall be the date of such person’s first election or appointment and, in the case of a stock option, the exercise price shall be the fair market value of the shares subject to such option on the date of such election or appointment.

              3.4        CONTINUING DIRECTORS. Members of the Board of Directors of IBKC or a subsidiary shall be eligible to receive stock options or restricted stock under the Plan, in amounts designated by the Committee annually effective as of the date of the annual shareholder’s meeting. The amounts of such award will be determined in advance of such meetings at the discretion of the Board of Directors. In the case of a stock option, the exercise price shall be the fair market value of the shares subject to such option on the date of such meetings.

    4.        SHARES SUBJECT TO THE PLAN

              4.1       TYPE OF COMMON STOCK. The shares of Common Stock with respect to which Incentives may be granted under the Plan shall be currently authorized but unissued shares or shares currently held or subsequently acquired by IBKC as treasury shares, including shares purchased in the open market or in private transactions.

              4.2       MAXIMUM NUMBER OF SHARES. Subject to the following provisions of this Section 4, the maximum number of shares of Common Stock that may be delivered to Participants and their beneficiaries under the Plan shall be 1,100,000 shares of Common Stock. The maximum number of shares that may be awarded to any individual in any calendar year is limited to 50,000. In addition, the total number of shares that may be awarded as Restricted Stock is limited to no more than 40% of the shares that are authorized hereunder.

              4.3       SHARE COUNTING. If permitted by the Plan and the Committee, any Incentive may be settled in cash rather than Common Stock. To the extent any shares of Common Stock covered by an Incentive are not delivered to a participant or beneficiary because the Incentive is forfeited or cancelled, or the shares of Common Stock are not delivered because the Incentive is settled in cash or used to satisfy the applicable tax withholding obligation, such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Common Stock available for delivery under the Plan. If the exercise price of any stock option granted under the Plan is satisfied by tendering shares of Common Stock to the Company (by either actual delivery or by attestation), only the number of shares of Common Stock issued net of the shares of Common Stock tendered shall be deemed delivered for purposes of determining the maximum number of shares of Common Stock available for delivery under the Plan.

              4.4       ADJUSTMENT. In the event of any recapitalization, stock dividend, stock split, combination of shares or other change in the Common Stock, all limitations on numbers of shares of Common Stock provided in this Section 4 and the number of shares of Common Stock subject to outstanding Incentives shall be adjusted in proportion to the change in outstanding shares of Common Stock. In addition, in the event of any such change in the Common Stock, the Committee shall make any other adjustment that it determines to be equitable, including adjustments to the exercise price of any option, the performance objectives of any Incentive, and the shares of Common Stock issuable pursuant to any Incentive in order to provide participants with the same relative rights before and after such adjustment.

    5.        STOCK OPTIONS. A stock option is a right to purchase shares of Common Stock from IBKC. Each stock option granted by the Committee under this Plan shall be subject to the following terms and conditions:

              5.1       PRICE. The exercise price per share shall be determined by the Committee, subject to adjustment under Section 4.5; provided that in no event shall the exercise price be less than the Fair Market Value of a share of Common Stock on the date of grant, except in the case of a stock option granted in assumption of or in substitution for an outstanding award of a company acquired by IBKC or with which IBKC combines.

              5.2       NUMBER. The number of shares of Common Stock subject to the option shall be determined by the Committee, subject to the limitations and adjustments provided in Section 4 hereof.

              5.3        DURATION AND TIME FOR EXERCISE. Subject to earlier termination as provided in Section 8.4 and 8.12, the term of each stock option shall be determined by the Committee. Each stock option shall become exercisable at such time or times during its term as shall be determined by the Committee. The Committee may accelerate the exercisability of any stock option at any time.

              5.4        REPURCHASE. Upon approval of the Committee, IBKC may repurchase all or a portion of a previously granted stock option from a participant by mutual agreement before such option has been exercised by payment to the participant of cash or Common Stock or a combination thereof with a value equal to the amount per share by which: (a) the Fair Market Value (as defined in Section 8.11) of the Common Stock subject to the option at the close of trading on the business day immediately preceding the date of purchase exceeds (b) the exercise price.

B-2

              5.5       MANNER OF EXERCISE. A stock option may be exercised, in whole or in part, by giving written notice to IBKC, specifying the number of shares of Common Stock to be purchased. The exercise notice shall be accompanied by the full purchase price for such shares. The option price shall be payable in United States dollars and may be paid by (a) cash; (b) uncertified or certified check; (c) delivery of shares of Common Stock, which shares shall be valued for this purpose at the Fair Market Value on the business day immediately preceding the date such option is exercised and, unless otherwise determined by the Committee, shall have been held by the optionee for at least six months; (d) if permitted by the Committee, delivery of a properly executed exercise notice together with irrevocable instructions to a broker approved by IBKC (with a copy to IBKC) to deliver promptly to IBKC the amount of sale proceeds to pay the exercise price; or (e) in such other manner as may be authorized from time to time by the Committee. The Committee also may authorize an executive officer to enter into certain written plans or arrangements providing for a formula for stock transactions or for third-party control over such transactions in advance of such transactions, provided that such formula satisfies all applicable rules and regulations governing stock option exercises, including that the written plan or agreement commence at least six months in advance of the first such transaction. In the case of delivery of an uncertified check upon exercise of a stock option, no shares shall be issued until the check has been paid in full. Prior to the issuance of shares of Common Stock upon the exercise of a stock option, a participant shall have no rights as a shareholder.

              5.6       REPRICING. Except for adjustments pursuant to Section 4.4, the exercise price for any outstanding option granted under the Plan may not be decreased after the date of grant nor may an outstanding option granted under the Plan be surrendered to IBKC as consideration for the grant of a new option with a lower exercise price.

              5.7       INCENTIVE STOCK OPTIONS. Notwithstanding anything in the Plan to the contrary, the following additional provisions shall apply to the grant of stock options that are intended to qualify as incentive stock options (as such term is defined in Section 422 of the Code):

(a) Any incentive stock option authorized under the Plan shall contain such other provisions as the Committee shall deem advisable, but shall in all events be consistent with and contain or be deemed to contain all provisions required in order to qualify the options as incentive stock options;

(b) All incentive stock options must be granted within ten years from the date on which this Plan was adopted by the Board;

(c) Unless sooner exercised, all incentive stock options shall expire no later than ten years after the date of grant;

(d) No incentive stock option shall be granted to any participant who, at the time such option is granted, would own (within the meaning of Section 422 of the Code) stock possessing more than 10 percent of the total combined voting power of all classes of stock of the employer corporation or of its parent or subsidiary corporation; and

(e) The aggregate Fair Market Value (determined with respect to each incentive stock option as of the time such incentive stock option is granted) of the Common Stock with respect to which incentive stock options are exercisable for the first time by a participant during any calendar year (under the Plan or any other plan of the Company) shall not exceed $100,000. To the extent that such limitation is exceeded, such options shall not be treated, for federal income tax purposes, as incentive stock options.

    6.        RESTRICTED STOCK.

              6.1        GRANT OF RESTRICTED STOCK. The Committee may award shares of restricted stock to such persons as it determines to be eligible pursuant to Section 3. An award of restricted stock may be subject to the attainment of specified performance goals or targets, restrictions on transfer, forfeitability provisions and such other terms and conditions as the Committee may determine, subject to the provisions of the Plan. To the extent restricted stock is intended to qualify as performance based compensation under Section 162(m) of the Code, it must meet the additional requirements imposed thereby.

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              6.2        THE RESTRICTED PERIOD. At the time an award of restricted stock is made, the Committee shall establish a period of time during which the transfer of the shares of restricted stock shall be restricted (the “Restricted Period”). Each award of restricted stock may have a different Restricted Period. Unless otherwise provided in the Incentive Agreement, the Committee may in its discretion declare the Restricted Period terminated upon a participant’s death, disability, retirement or involuntary termination and permit the sale or transfer of the restricted stock. The expiration of the Restricted Period shall also occur as provided under Section 8.12 upon a Change of Control of the Company.

              6.3        ESCROW. The participant receiving restricted stock shall enter into an Incentive Agreement with IBKC setting forth the conditions of the grant. Certificates representing shares of restricted stock shall be registered in the name of the participant and deposited with IBKC, together with a stock power endorsed in blank by the participant. Each such certificate shall bear a legend in substantially the following form:

The transferability of this certificate and the shares of Common Stock represented by it is subject to the terms and conditions (including conditions of forfeiture) contained in the IBERIABANK Corporation 2001 Incentive Compensation Plan (the “Plan”) and an agreement between the registered owner and IBERIABANK Corporation thereunder. Copies of the Plan and the agreement are on file and available for inspection at the principal office of the Company.

              6.4        DIVIDENDS ON RESTRICTED STOCK. Any and all cash and stock dividends paid with respect to the shares of restricted stock shall be subject to any restrictions on transfer, forfeitability provisions or reinvestment requirements as the Committee may, in its discretion, prescribe in the Incentive Agreement.

              6.5        FORFEITURE. In the event of the forfeiture of any shares of restricted stock under the terms provided in the Incentive Agreement (including any additional shares of restricted stock that may result from the reinvestment of cash and stock dividends, if so provided in the Incentive Agreement), such forfeited shares shall be surrendered and the certificates cancelled. The participants shall have the same rights and privileges, and be subject to the same forfeiture provisions, with respect to any additional shares received pursuant to Section 4.5 due to a recapitalization, stock split or other change in capitalization.

              6.6        EXPIRATION OF RESTRICTED PERIOD. Upon the expiration or termination of the Restricted Period and the satisfaction of any other conditions prescribed by the Committee or at such earlier time as provided for in Section 6.2 and in the Incentive Agreement or an amendment thereto, the restrictions applicable to the restricted stock shall lapse and a stock certificate for the number of shares of restricted stock with respect to which the restrictions have lapsed shall be delivered, free of all such restrictions and legends other than those required by law, to the participant or the participant’s estate, as the case may be.

              6.7        RIGHTS AS A SHAREHOLDER. Subject to the terms and conditions of the Plan and subject to any restrictions on the receipt of dividends that may be imposed in the Incentive Agreement, each participant receiving restricted stock shall have all the rights of a shareholder with respect to shares of stock during any period in which such shares are subject to forfeiture and restrictions on transfer, including without limitation, the right to vote such shares.

              6.8        PERFORMANCE-BASED RESTRICTED STOCK. The Committee shall determine at the time of grant if a grant of restricted stock is intended to qualify as “performance-based compensation” as that term is used in Section 162(m) of the Code. Any such grant shall be conditioned on the achievement of one or more performance measures. The performance measures pursuant to which the restricted stock shall vest may include but shall not be limited to any or a combination of the following: earnings per share, return on assets, an economic value added measure, stockholder return, earnings, return on equity, return on investment, cash provided by operating activities or increase in cash flow of the Company, a division of IBKC or a subsidiary. For any performance period, such performance objectives may be measured on an absolute basis or relative to a group of peer companies selected by the Committee, relative to internal goals or relative to levels attained in prior years. For grants of restricted stock intended to qualify as “performance-based compensation,” the grants of restricted stock and the establishment of performance measures shall be made during the period required under Section 162(m)

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    7.        OTHER AWARDS.

              7.1        GRANT OF OTHER AWARDS. The Committee is authorized to grant “Other Awards,”which shall consist of awards that may be valued in whole or in part on the value of shares of Common Stock, that is not an instrument or award specified in Sections 5 or 6 of the Plan or that may be denominated in cash units, not based on the value of shares of Common Stock. Other Awards may be awards of shares of Common Stock or may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of Common Stock (including, without limitation, securities convertible or exchangeable into or exercisable for shares of Common Stock), as deemed by the Committee consistent with the purposes of the Plan. Other Awards that are denominated in cash units, not based on the value of Common Stock as above may be paid in shares of Common Stock, cash or combinations of shares of Common Stock and cash at the discretion of the Committee. The Committee shall determine the terms and conditions of any such Other Award and may provide that such awards would be payable in whole or in part in cash. An Other Award may be subject to the attainment of such specified performance goals or targets as the Committee may determine, subject to the provisions of the Plan. To the extent that an Other Stock-Based Award is intended to qualify as “performance-based compensation” under Section 162(m) of the Code, it must meet the additional requirements imposed thereby.

              7.2        PERFORMANCE-BASED OTHER AWARDS. The Committee shall determine at the time of grant if the grant of an Other Award is intended to qualify as “performance-based compensation” as that term is used in Section 162(m) of the Code. Any such grant shall be conditioned on the achievement of one or more performance measures. The performance measures pursuant to which the Other Award shall vest may include but shall not be limited to any or a combination of the following: earnings per share, return on assets, an economic value added measure, stockholder return, earnings, return on equity, return on investment, cash provided by operating activities or increase in cash flow of the Company, a division of IBKC or a subsidiary. For any performance period, such performance objectives may be measured on an absolute basis or relative to a group of peer companies selected by the Committee, relative to internal goals or relative to levels attained in prior years. For grants of Other Awards intended to qualify as “performance-based compensation,” the grants of Other Awards and the establishment of performance measures shall be made during the period required under Section 162(m) of the Code.

    8.        GENERAL.

              8.1       DURATION. Subject to Section 8.10, the Plan shall remain in effect until all Incentives granted under the Plan have either been satisfied by the issuance of shares of Common Stock or the payment of cash or been terminated under the terms of the Plan and all restrictions imposed on shares of Common Stock in connection with their issuance under the Plan have lapsed.

               8.2        TRANSFERABILITY OF INCENTIVES. No Incentive granted hereunder may be transferred, pledged, assigned or otherwise encumbered by the holder thereof except:

(a) by will;

(b) by the laws of descent and distribution;

(c) in the case of stock options only, if permitted by the Committee and so provided in the Incentive Agreement or an amendment thereto, (i) pursuant to a domestic relations order, as defined in the Code, (ii) to Immediate Family Members, (iii) to a partnership in which Immediate Family Members, or entities in which Immediate Family Members are the sole owners, members or beneficiaries, as appropriate, are the only partners, (iv) to a limited liability company in which Immediate Family Members, or entities in which Immediate Family Members are the sole owners, members or beneficiaries, as appropriate, are the only members, or (v) to a trust for the sole benefit of Immediate Family Members. “Immediate Family Members” shall be defined as the spouse and natural or adopted children or grandchildren of the participant and their spouses. To the extent that an incentive stock option is permitted to be transferred during the lifetime of the participant, it shall be treated thereafter as a non-qualified stock option

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Any attempted assignment, transfer, pledge, hypothecation or other disposition of an Incentive, or levy of attachment or similar process upon the Incentive not specifically permitted herein, shall be null and void and without effect.

              8.3       DIVIDEND EQUIVALENTS. In the sole and complete discretion of the Committee, an Incentive may provide the holder thereof with dividends or dividend equivalents, payable in cash, shares, other securities or other property on a current or deferred basis.

              8.4       EFFECT OF TERMINATION OF EMPLOYMENT OR DEATH. If a participant ceases to be an employee of the Company for any reason, including death, disability, early retirement or normal retirement, any Incentives may be exercised, shall vest or shall expire at such times as may be determined by the Committee in the Incentive Agreement.

              8.5       ADDITIONAL CONDITION. Anything in this Plan to the contrary notwithstanding: (a) IBKC may, if it shall determine it necessary or desirable for any reason, at the time of award of any Incentive or the issuance of any shares of Common Stock pursuant to any Incentive, require the recipient of the Incentive, as a condition to the receipt thereof or to the receipt of shares of Common Stock issued pursuant thereto, to deliver to IBKC a written representation of present intention to acquire the Incentive or the shares of Common Stock issued pursuant thereto for his own account for investment and not for distribution; and (b) if at any time IBKC further determines, in its sole discretion, that the listing, registration or qualification (or any updating of any such document) of any Incentive or the shares of Common Stock issuable pursuant thereto is necessary on any securities exchange or under any federal or state securities or blue sky law, or that the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with the award of any Incentive, the issuance of shares of Common Stock pursuant thereto, or the removal of any restrictions imposed on such shares, such Incentive shall not be awarded or such shares of Common Stock shall not be issued or such restrictions shall not be removed, as the case may be, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to IBKC.

              8.6        INCENTIVE AGREEMENTS. The terms of each Incentive shall be stated in an agreement or notice approved by the Committee.

              8.7       WITHHOLDING.

(a) The Company shall have the right to withhold from any payments or stock issuances under the Plan, or to collect as a condition of payment, any taxes required by law to be withheld.

(b) Any participant may, but is not required to, satisfy his or her withholding tax obligation in whole or in part by electing (the “Election”) to have the Company withhold from the shares the participant otherwise would receive shares of Common Stock having a value equal to the minimum amount required to be withheld. The value of the shares to be withheld shall be based on the Fair Market Value of the Common Stock on the date that the amount of tax to be withheld shall be determined (the “Tax Date”). Each Election must be made prior to the Tax Date. The Committee may disapprove of any Election, may suspend or terminate the right to make Elections, or may provide with respect to any Incentive that the right to make Elections shall not apply to such Incentive.

              8.8       NO CONTINUED EMPLOYMENT. No participant under the Plan shall have any right, because of his or her participation, to continue in the employ of the Company for any period of time or to any right to continue his or her present or any other rate of compensation.

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              8.9       DEFERRAL PERMITTED. Payment of cash or distribution of any shares of Common Stock to which a participant is entitled under any Incentive shall be made as provided in the Incentive Agreement. Payment may be deferred at the option of the participant if provided in the Incentive Agreement.

              8.10        AMENDMENT OR DISCONTINUANCE OF THE PLAN. The Board may amend or discontinue the Plan at any time; provided, however, that no such amendment may

(a) without the approval of the shareholders, (i) increase, subject to adjustments permitted herein, the maximum number of shares of Common Stock that may be issued through the Plan, (ii) materially increase the benefits accruing to participants under the Plan (iii) materially expand the classes of persons eligible to participate in the Plan, or (iv) amend Section 5.6 to permit repricing of options, or

(b) materially impair, without the consent of the recipient, an Incentive previously granted, except that the Company retains all rights under Section 8.12 hereof.

              8.11       DEFINITION OF FAIR MARKET VALUE. Whenever “Fair Market Value” of Common Stock shall be determined for purposes of this Plan, it shall be determined as follows: (i) if the Common Stock is listed on an established stock exchange or any automated quotation system that provides sale quotations, the closing sale price for a share of the Common Stock on such exchange or quotation system on the day preceding the date as of which fair market value is to be determined, (ii) if the Common Stock is not listed on any exchange or quotation system, but bid and asked prices are quoted and published, the mean between the quoted bid and asked prices on the day preceding the date as of which fair market value is to be determined, and if bid and asked prices are not available on such day, on the next preceding day on which such prices were available; and (iii) if the Common Stock is not regularly quoted, the fair market value of a share of Common Stock on the applicable date as established by the Committee in good faith.

(a) A Change of Control shall mean:

(i) the acquisition by any individual, entity or group (within the meaning of Section 13(d) (3) or 14(d) (2) of the 1934 Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of more than 30 percent of the outstanding shares of IBKC’s Common Stock, provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change of Control:

(A) any acquisition of Common Stock directly from IBKC,

(B) any acquisition of Common Stock by IBKC,

(C) any acquisition of Common Stock by any employee benefit plan (or related trust) sponsored or maintained by IBKC or any corporation controlled by IBKC, or

(D) any acquisition of Common Stock by any corporation pursuant to a transaction that complies with clauses (A), (B) and (C) of subsection (iii) of this Section 8.12(a); or

(ii) individuals who, as of the date this Plan was adopted by the Board (the “Approval Date”), constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Approval Date whose election, or nomination for election by IBKC’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered a member of the Incumbent Board, unless such individual’s initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Incumbent Board; or

(iii) consummation of a reorganization, merger or consolidation (including a merger or consolidation of IBKC or any direct or indirect subsidiary of IBKC), statutory share exchange or sale or other disposition of all or substantially all of the assets of IBKC (a “Business Combination”), in each case, unless, following such Business Combination,

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(A) all or substantially all of the individuals and entities who were the beneficial owners of IBKC’s outstanding common stock and IBKC’s voting securities entitled to vote generally in the election of directors immediately prior to such Business Combination have direct or indirect beneficial ownership, respectively, of more than 50 percent of the then outstanding shares of common stock, and more than 50 percent of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, of the entity resulting from such Business Combination (which, for purposes of this paragraph (A) and paragraphs (B) and (C), shall include a corporation which as a result of such transaction owns IBKC or all or substantially all of IBKC’s assets either directly or through one or more subsidiaries), and

(B) except to the extent that such ownership existed prior to the Business Combination, no person (excluding any entity resulting from such Business Combination or any employee benefit plan or related trust of IBKC or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20 percent or more of the then outstanding shares of common stock of the corporation resulting from such Business Combination or 20 percent or more of the combined voting power of the then outstanding voting securities of such corporation, and

(C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(iv) approval by the shareholders of IBKC of a plan of complete liquidation or dissolution of IBKC.

(b) Upon a Change of Control, or immediately prior to the closing of a transaction that will result in a Change of Control if consummated, all outstanding Incentives granted pursuant to the Plan shall automatically become fully vested and exercisable, all restrictions or limitations on any Incentives shall lapse and all performance criteria and other conditions relating to the payment of Incentives shall be deemed to be achieved or waived by IBKC without the necessity of action by any person.

(c) No later than 30 days after the approval by the Board of a Change of Control of the types described in subsections (iii) or (iv) of Section 8.12(a) and no later than 30 days after a Change of Control of the type described in subsections (i) and (ii) of Section 8.12(a), the Committee (as the Committee was composed immediately prior to such Change of Control and notwithstanding any removal or attempted removal of some or all of the members thereof as directors or Committee members), acting in its sole discretion without the consent or approval of any participant, may act to effect one or more of the alternatives listed below and such act by the Committee may not be revoked or rescinded by persons not members of the Committee immediately prior to the Change of Control:

(i) require that all outstanding options be exercised on or before a specified date (before or after such Change of Control) fixed by the Committee, after which specified date all unexercised options shall terminate,

(ii) make such equitable adjustments to Incentives then outstanding as the Committee deems appropriate to reflect such Change of Control (provided, however, that the Committee may determine in its sole discretion that no adjustment is necessary),

(iii) provide for mandatory conversion of some or all of the outstanding options held by some or all participants as of a date, before or after such Change of Control, specified by the Committee, in which event such options shall be deemed automatically cancelled and the Company shall pay, or cause to be paid, to each such participant an amount of cash per share equal to the excess, if any, of the Change of Control Value of the shares subject to such option, as defined and calculated below, over the exercise price(s) of such options or, in lieu of such cash payment, the issuance of Common Stock or securities of an acquiring entity having a Fair Market Value equal to such excess, or

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(iv) provide that thereafter upon any exercise of an option the participant shall be entitled to purchase under such option, in lieu of the number of shares of Common Stock then covered by such option, the number and class of shares of stock or other securities or property (including, without limitation, cash) to which the participant would have been entitled pursuant to the terms of the agreement providing for the reorganization, merger, consolidation share exchange or asset sale, if, immediately prior to such Change of Control, the participant had been the holder of record of the number of shares of Common Stock then covered by such options.

(v) For the purposes of paragraph (iii) of this Section 8.12(c) the “Change of Control Value” shall equal the amount determined by whichever of the following items is applicable:

(A) the per share price to be paid to stockholders of IBKC in any such merger, consolidation or other reorganization,

(B) the price per share offered to stockholders of IBKC in any tender offer or exchange offer whereby a Change of Control takes place,

(C) in all other events, the Fair Market Value per share of Common Stock into which such options being converted are exercisable, as determined by the Committee as of the date determined by the Committee to be the date of conversion of such options, or

(D) if the consideration offered to stockholders of IBKC in any transaction described in this Section 8.12 consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered that is other than cash.

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